Exhibit 4.138

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 125848 of April “17”, 2014

For the provision of

local telephone communication services,

 excluding local telephone communication services

using payphones and shared-access facilities.

This license is granted to

Open Joint Stock Company

Moscow City Telephone Network

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1027739285265

Taxpayer Identification No. (INN)

7710016640

Location:

119017, Moscow, 25 Bolshaya Ordynka str., bldg. 1

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

to April 17, 2019

This license is granted on the basis of the decision of the licensing authority - Order No. 850-rhs of December “29” 2014

This license is accompanied with an annex on 2 pages, being its integral part

Deputy Head	(signature)	O.A. Ivanov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 062474

Annex to License No. 125848 **

License requirements

1. Moscow City Telephone Network OJSC (the Licensee) shall comply with the terms of this license.

Short name:

MGTS OJSC

OGRN 1027739285265	INN 7710016640

Location:

119017, Moscow, 25 Bolshaya Ordynka str., bldg. 1

2. The Licensee shall start provision of services under the license no later than 17.04.2014.

3. The Licensee shall provide communication services under the license only in the territory of the Moscow Region.

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a) access to the communications network of the licensee;

b) subscriber line for permanent use;

c) local telephone connections for:

voice data communication;

facsimile communication;

data communication;

d) access to telematic communication services and local, intercity and international telephone services, as well as to data communication services, excluding the data communication services for the purposes of voice data communication;

e) access to the information service system; and

f) free-of-charge 24-hour telephone access to emergency services.

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting data network of the licensee to the public telecommunications network, connecting other communication networks to data transmission network of the Licensee , accounting and transit of traffic in data transmission network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

7. The Licensee is required in the delivery of services in accordance with this license to fulfill the conditions set out for allocation of radio frequency bands and assignment of radio frequency band or radio frequency channel.

8. The Licensee shall have management system in its communication network complying with the regulatory requirements to communication network management systems established by the federal executive authority in the field of communication.

9. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

10. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to data transmission services except for data transmission services for the purpose of voice transmission, and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of renewing the license No. 115207 dated 17.04.2014.

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya

29 JAN 2015

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296